Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicholas Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact:	Ralph Finkenbrink Sr. Vice President, CFO www.nicholasfinancial.com Ph # 727-726-0763	NASDAQ: NICK Web site:

Nicholas Financial Reports Results for the

4th Quarter & Year Ended March 31, 2007

May 4, 2007 – Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK) announced that net income increased 3% to $3,012,000 for the three months ended March 31, 2007 as compared to $2,938,000 for the three months ended March 31, 2006. Diluted earnings per share increased 4% to $0.29 for the three months ended March 31, 2007 as compared to $0.28 for the three months ended March 31, 2006. Revenue decreased 1% to $12,044,000 for the three months ended March 31, 2007 as compared to $12,170,000 for the three months ended March 31, 2006.

Net income increased 10% to $11,580,000 for the year ended March 31, 2007 as compared to $10,559,000 for the year ended March 31, 2006. Diluted earnings per share increased 12% to $1.13 for the year ended March 31, 2007 as compared to $1.01 for the year ended March 31, 2006. Revenue increased 9% to $46,709,000 for the year ended March 31, 2007 as compared to $42,677,000 for the year ended March 31, 2006.

The Company has reported record increases in revenues, net income and earnings per share every year for the past 18 years.

In the past year the Company experienced 17% receivable growth (6% growth in Q4), which was in part driven by the 5 new branch offices opened during the year. Net income for the 4th quarter and full year were influenced by a downturn in the credit cycle.

Founded in 1985, with assets of $172,909,000 as of March 31, 2007, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 47 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,000,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2006. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended March 31,		Year ended March 31,
	2007	2006	2007	2006
Revenue:
Interest income on finance receivables	$12,015	$12,130	$46,590	$42,503
Sales	29	40	119	174

	12,044	12,170	46,709	42,677
Expenses:
Operating	4,874	4,779	18,745	17,396
Provision for credit losses	834	1,477	3,690	3,909
Interest expense	1,461	1,171	5,536	4,332

	7,169	7,427	27,971	25,637
Operating income before income taxes	4,875	4,743	18,738	17,040
Income tax expense	1,863	1,805	7,158	6,481

Net income	$3,012	$2,938	$11,580	$10,559

Earnings per share:
Basic	$0.30	$0.30	$1.17	$1.07

Diluted	$0.29	$0.28	$1.13	$1.01

Weighted average shares	9,962,881	9,894,472	9,929,944	9,873,237

Weighted average shares and assumed dilution	10,327,215	10,488,415	10,286,786	10,474,291

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31, 2007	March 31, 2006
Cash	$1,499	$1,729
Finance receivables, net	164,365	140,198
Other assets	7,045	7,568

Total assets	$172,909	$149,495

Line of credit	$94,012	$82,416
Other liabilities	9,063	8,830

Total liabilities	103,075	91,246
Shareholders’ equity	69,834	58,249

Total liabilities and shareholders’ equity	$172,909	$149,495

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	Three months ended March 31,		Year ended March 31,
Portfolio Summary	2007	2006	2007	2006
Average finance receivables, net of unearned interest (1)	$181,120,319	$158,955,951	$172,508,750	$149,634,203

Average indebtedness (2)	$92,420,346	$80,160,083	$87,392,132	$73,664,722

Finance revenue (3)	$12,014,710	$12,129,940	$46,590,436	$42,502,615

Interest expense	1,461,058	1,171,024	5,535,599	4,332,414

Net finance revenue	$10,553,652	$10,958,916	$41,054,837	$38,170,201

Weighted average contractual rate (4)	24.10%	24.45%	23.99%	24.14%

Average cost of borrowed funds (2)	6.32%	5.84%	6.33%	5.88%

Gross portfolio yield (5)	26.53%	30.52%	27.01%	28.40%

Interest expense as a percentage of average finance receivables, net of unearned interest	3.23%	2.95%	3.21%	2.89%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	1.84%	3.71%	2.14%	2.61%

Net portfolio yield (5)	21.46%	23.86%	21.66%	22.90%

Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	10.69%	11.94%	10.77%	11.45%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	10.77%	11.92%	10.89%	11.45%

Write-off to liquidation (8)	6.19%	4.25%	6.72%	5.44%

Net charge-off percentage (9)	5.82%	4.17%	6.30%	4.98%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2)	Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3)	Finance revenue does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.

(5)	Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.

(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

	March 31,
	2007		2006
Contracts
Gross balance outstanding	$247,002,051		$214,509,842

Delinquencies
30 to 59 days	$4,072,821	1.65%	$2,718,246	1.27%
60 to 89 days	921,097	0.37%	521,319	0.24%
90 + days	506,433	0.21%	220,664	0.10%

Total delinquencies	$5,500,351	2.23%	$3,460,229	1.61%

Direct Loans
Gross balance outstanding	$9,990,060		$8,208,542

Delinquencies
30 to 59 days	$65,982	0.66%	$59,910	0.73%
60 to 89 days	12,024	0.12%	16,258	0.20%
90 + days	21,476	0.22%	10,139	0.12%

Total delinquencies	$99,482	1.00%	$86,307	1.05%

The following table presents selected information on Contracts purchased by the Company,

net of unearned interest:

	Three months ended March 31,		Year ended March 31,
	2007	2006	2007	2006
Contracts
Purchases	$34,358,039	$31,171,507	$120,192,997	$109,357,513
Weighted APR	24.03%	24.40%	23.90%	24.03%
Average discount	8.42%	8.93%	8.45%	8.78%
Weighted average term (months)	47	45	46	45
Average loan	$9,037	$8,756	$9,063	$8,795
Number of contracts	3,802	3,560	13,262	12,434

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